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                                                                       Exhibit A


                                AZCO MINING INC.



                                STOCK OPTION PLAN


          This stock option plan (the "Plan") is adopted in consideration of services rendered and to be rendered by key personnel to Azco Mining Inc., its subsidiaries and affiliates.


1.        Definitions.


          The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:


          Board:                     The Board of Directors of Azco Mining Inc.


          Common Stock:              The U.S. $.002 par value Common Stock of
                                     Azco Mining Inc.


          Company: Azco Mining Inc., a corporation incorporated under the laws of Delaware, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.


          Date of Grant:             The date on which an Option (see
                                     hereinbelow) is granted under the Plan.


          Fair Market Value:         The Fair Market Value of the Option Shares.
                                     Such Fair Market Value as of any date shall be reasonably determined by the Board;
                                     provided, however, that if there is a
                                     public market for the Common Stock, the
                                     Fair Market Value of the Option Shares as of any date shall not be less than the closing price for the Common Stock on the last trading day preceding the date of grant; provided, further, that if the Company's shares are not listed on any exchange the Fair Market Value of such shares shall not be less than the average of the means between the bid and asked prices


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                                     quoted on each such date by any two
                                     independent persons or entities making a market for the Common Stock, such persons or entities to be selected by the Board. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.


          Incentive Stock
          Option: An Option as described in Section 9 hereinbelow intended to qualify under section 422 of the United States Internal
                                     Revenue Code of 1986, as amended.


          Insider: As defined in the Ontario Securities Act, means: (i) every Director or Senior Officer of the Company; (ii) every director or senior officer of a company that is itself an insider or subsidiary of the Company;
                                     (iii) any person or company who
                                     beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Company for the time being outstanding other than voting securities held by the person or company as underwriter in the course of a distribution; or (iv) the Company where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.


          Key Person:                A person designated by the Board upon whose
                                     judgment, initiative and efforts the
                                     Company or a Related Company may rely, who shall include any Director, Officer, full-time employee or consultant of the Company. A Key Person may include a corporation that is wholly-owned and controlled by a Key Person who is eligible for an Option grant, but in no case may the Company grant an option to a legal entity other than an individual.


          Option: The rights granted to a Key Person to purchase Common Stock pursuant to the terms and conditions of an Option Agreement (see hereinbelow).


          Option Agreement:          The written agreement (and any amendment or
                                     supplement thereto) between the Company and a Key Person designating the terms and conditions of an Option.


          Option Shares:             The shares of Common Stock underlying an
                                     Option granted to a Key Person.


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          Optionee:                  A Key Person who has been granted an
                                     Option.


          Related Company: Any subsidiary or affiliate of the Company. The determination of whether a corporation is a Related Company shall be made without regard to whether the entity or the relationship between the entity and the Company now exists or comes into existence hereafter.


2.        Purpose and Scope.


          (a) The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Key Persons, upon whose judgment, initiative and efforts the Company may rely for the successful conduct of their businesses an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.


          (b) This Plan authorizes the Board to grant Options to purchase shares of Common Stock to Key Persons selected by the Board while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors and other matters.


3.        Administration of the Plan.


          The Plan shall be administered by the Board. The Board shall have the authority granted to it under this section and under this section and under each other section of the Plan.

          In accordance with and subject to the provisions of the Plan, the Board shall select the Optionees, shall determine: (i) the number of shares of Common Stock to be subject to each Option, however, in no event may the maximum number of shares reserved for any one individual exceed 5% of the issued and outstanding share capital of the Company; (ii) the time at which each Option is to be granted; (iii) the purchase price for the Option Shares, based on Fair Market Value; (iv) the Option period; and (v) the manner in which the Option becomes exercisable. In addition, the Board shall fix such other terms of each Option as it may deem necessary or desirable. The Board may determine the form of Option Agreement to evidence each Option.

          The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the


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Company subject to the rules and policies of any exchange or over-the-counter market which is applicable to the Company.

          The Board may from time to time make such changes in and additions to the Plan as it may deem proper, subject to the prior approval of The Toronto Stock Exchange approval, and in the best interests of the Company; provided, however, that no such change or addition shall impair any Option previously granted under the Plan. If the shares are not listed on any exchange, then such approval is not necessary.

          Each determination, interpretation or other action made or taken by the Board shall be final, conclusive and binding on all persons, including without limitation, the Company, the stockholders, directors, officers and employees of the Company and the Related Companies, and the Optionees and their respective successors in interest.

4.        The Common Stock.

          The Board is authorized to appropriate, grant options, issue and sell for the purposes of the Plan, a total number of shares of the Company's Common Stock not to exceed 5,950,424, or the number and kind of shares of stock or other securities which in accordance with Section 10 shall be substituted for the shares or into which such shares shall be adjusted. All or any unsold shares subject to an Option that for any reason expires or otherwise terminates may again be made subject to Options under the Plan.

5.        Eligibility.

          Options will be granted only to Key Persons. Key Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise.

          At no time, however, may Options under the Plan, together with all of the Company's previously established or proposed share compensation arrangements, result, at any time, in:

          (a) the number of Optioned Shares reserved for issuance pursuant to the Plan under Options granted to Insiders exceed 10% of the outstanding shares of Common Stock;

          (b) the issuance to Insiders, within a one-year period, of Options pursuant to the Plan for which the number of Optioned Shares exceed 10% of the outstanding shares of Common Stock; or


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          (c)       the issuance to any one Insider, and to such Insider's
                    associates, within a one-year period, of Options pursuant to the Plan for which the number of Optioned Shares exceed 5% of the outstanding shares of Common Stock.

          For the purposes of the foregoing restrictions respecting Insiders of the Company, the "outstanding shares of Common Stock" will be determined on the basis of the number of shares of Common Stock that are outstanding immediately prior to the Option grant in issue, excluding shares issued pursuant to share compensation arrangements over the preceding one-year period, and, in addition, an entitlement for Options granted to an Insider prior to such Insider becoming an Insider may be excluded in determining the number of Optioned Shares issuable to all Insiders of the Company.


6.        Option Price.


          The Board shall determine the purchase price for the Option Shares.


7.        Duration and Exercise of Options.


          (a) The option period shall commence on the Date of Grant and shall be up to 10 years in length subject to the limitations in this Section 7 and the Option Agreement. Unless otherwise agreed by the Board, no Option shall be exercised for a period of 6 months following the Date of Grant; provided, however, that this limitation shall not apply to the exercise of an Option pursuant to the terms of the relevant Option Agreement upon the Optionee's death.

          (b) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. Subject to the limitations in paragraph (a) hereinabove, any Option held by an Optionee at the time of his death may be exercised by his estate within one year of his death or such longer period as the Board may determine.

          (c) The Board may determine whether an Option shall be exercisable as provided in paragraph (a) of this Section 7 or whether the Option shall be exercisable in installments only; if the Board determines the latter, it shall determine the number of installments and the percentage of the Option exercisable at each installment date. All such installments shall be cumulative.

          (d) In the case of an Optionee who is an employee of the Company or a Related Company, if, for any reason (other than death or termination for cause by the Company or a Related Company), the Optionee ceases to be employed by either the Company or a Related Company, any option held


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                    by the Optionee at the time his employment ceases may, at
                    the sole discretion of the Board, be exercised within 30 days after the date that his employment ceased (subject to the limitations at paragraph (a) hereinabove), but only to the extent that the option was exercisable according to its terms on the date the Optionee's employment ceased. After such 30 day period, any unexercised portion of an Option shall expire.


          (e) In the case of an Optionee who is an employee of the Company or a Related Company, if the Optionee's employment by the Company or a Related Company ceases due to the Company's termination of such Optionee's employment for cause, any unexercised portion of any Option held by the Optionee shall immediately expire. For this purpose "cause" shall mean conviction of a felony or continued failure, after notice, by the Optionee to perform fully and adequately the Optionee's duties.


          (f) Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8; provided, that an Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least U.S. $1,000.00.


8.        Payment for Option Shares.

          In the case of all Option exercises, the purchase price shall be paid in cash or certified funds upon exercise of the Option.

9.        Incentive Stock Options.

          (a) The Board may, from time to time, and subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant to any Key Person who is an employee eligible to receive Options one or more Incentive Stock Options to purchase the number of shares of Common Stock allotted by the Board.

          (b) The Option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the Date of Grant of the Incentive Stock Option (or 110% of such Fair Market Value, in the case of individuals who own more than 10% of the outstanding equity securities of the Company).


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          (c)       The Option term of each Incentive Stock Option shall be
                    determined by the Board and shall be set forth in the Option Agreement, provided that the Option term shall commence no sooner than from the Date of Grant and shall terminate no later than 10 years from the Date of Grant and shall be subject to possible early termination as set forth in
                    Section 7 hereinabove (or five years from the Date of Grant, in the case of individuals who own more than 10% of the outstanding equity securities of the Company).

          (d) Any award of Incentive Stock Options shall be structured such that the aggregate Fair Market Value (determined as of the Date of Grant of the Incentive Stock Options) of the shares of Common Stock with respect to which the Incentive Stock Options are exercisable for the first time by an Option holder during any calendar year under all plans of the Company and Related Companies shall not exceed U.S. $100,000.00.

10.       Change in Stock, Adjustments, Etc.

          In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

          In the event of any such changes or exchanges, the Board shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, kind, or option price of the shares or other securities then subject to an Option or Options granted pursuant to the Plan and the Board shall make any such adjustment, and such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

11.       Relationship of Employment.

          Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Optionee any right with respect to employment by the Company, or interfere in any way with the right of the Company to terminate the Optionee's employment or services at any time.


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12.       Non-transferability of Option.

          No Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and any attempt to do so shall be null and void.

13.       Rights as a Stockholder.

          No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 10, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.


14.       Securities Laws Requirements.


          No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the United States Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue "stop transfer instructions to its transfer agent and registrar in good faith without liability.


15.       Disposition of Shares.


          Each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows:
(i) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (ii) that no Option Shares will be sold or otherwise distributed in violation of the United States Securities Act of 1933, as amended, or any other applicable federal or state securities laws;
(iii) that if he is subject to reporting requirements under Section 16(a) of the United States Securities Exchange Act of 1934, as amended, he will (a) furnish the Company with a copy of each Form 4 filed by him and (b) timely file all reports required under the federal securities laws; and (iv) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.




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16.       Effective Date of Plan; Termination Date of Plan.


          The Plan shall be deemed effective as of April 30, 1997. The Plan shall terminate at midnight on April 30, 2007 except as to Options previously granted and outstanding under the Plan at the time. No Options shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options then outstanding under the Plan.


17.       Other Provisions.


          The following provisions are also in effect under the Plan:


          (a) the use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary;


          (b) any expenses of administering the Plan shall be borne by the Company;


          (c) this Plan shall be construed to be in addition to any and all other compensation plans or programs. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable; and


          (d) the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Delaware. ----------


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                  PROXY SOLICITED BY MANAGEMENT OF THE COMPANY

The undersigned shareholder of Azco Mining Inc. (the "Company") hereby appoints Alan P. Lindsay, or, failing him, Anthony R. Harvey, or, in place of the foregoing,_________________________ , as nominee of the undersigned to attend, vote and act for and in the name of the undersigned at the Annual Meeting of the Shareholders of the Company (the "Meeting") to be held in the board room of the Inn at Semihamoo, 9565 Semiahmoo Drive, Blain, Washington, on,_________ 1999, at the hour of 11:00 a.m. (local time), and at every adjournment thereof, and the undersigned hereby revokes any former proxy given to attend and vote at the meeting.

THE NOMINEE IS HEREBY INSTRUCTED TO VOTE AS FOLLOWS WITH RESPECT TO THE FOLLOWING MATTERS:

1.       FOR [ ]                              All Nominees as Directors - Alan P. Lindsay, Anthony R. Harvey, Ian M.
                                              Gray, Paul A. Hodges and Lawrence G. Olson.

         WITHHELD [ ]                         From All Nominees.

         FOR [ ]                              All Nominees Except the Following: _________________________________.

2.       FOR [ ] AGAINST [ ] ABSTAIN [ ]      To appoint PricewaterhouseCoopers as auditors and to authorize the directors to fix the auditors' remuneration.

3.       FOR [ ] AGAINST [ ] ABSTAIN [ ]      To approve the Voting Agreement among the Company, Arizona Mica
                                              Properties, Inc., Lawrence G. Olson, John O. Rud, Floyd R. Bleak, Alan P.
                                              Lindsay and Anthony R. Harvey.

4.       FOR [ ] AGAINST [ ] ABSTAIN [ ]      To approve the amendment of the Company's Stock Option Plan.

5.       FOR [ ] AGAINST [ ] ABSTAIN [ ]      To approve the amendments specified to certain issued and outstanding
                                              Stock Options.

THIS PROXY WILL BE VOTED FOR OR AGAINST OR WITHHELD OR ABSTAINED IN RESPECT OF THE MATTERS LISTED IN ACCORDANCE WITH THE CHOICE, IF ANY, INDICATED IN THE SPACE PROVIDED. IF NO CHOICE IS INDICATED, THE PROXY WILL BE VOTED FOR SUCH MATTER. IF ANY AMENDMENTS OR VARIATIONS ARE TO BE VOTED ON, OR ANY FURTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED ACCORDING TO THE BEST JUDGMENT OF THE PERSON VOTING THE PROXY AT THE MEETING. THIS FORM SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF MEETING AND PROXY STATEMENT.

DATED this _______ day of _________________, 1999.


________________________________________
Signature of Shareholder


________________________________________
(Please print name of Shareholder)

NOTES:

1. YOU HAVE THE RIGHT TO APPOINT A PERSON TO REPRESENT YOU AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE FORM OF PROXY. IF YOU WISH TO EXERCISE THIS RIGHT, INSERT THE NAME OF YOUR NOMINEE IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE IN THE FORM OF PROXY AND STRIKE OUT THE TWO PRINTED NAMES.

2. Please date and sign (exactly as the shares represented by this Proxy are registered) and return promptly. Where the instrument is signed by a corporation, its corporate seal must be affixed and execution must be made by an officer or attorney thereof duly authorized. If no date is stated by the Shareholder, the Proxy will be deemed to bear the date upon which it was mailed by management to the Shareholder.

3. To be valid this Proxy form, duly signed and dated, must arrive at the office of the Company's transfer agent Montreal Trust Company of Canada, located at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the day of the Meeting or any adjournment thereof.